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                                                                   EXHIBIT 10.31


                               September 28, 1995



Cross Atlantic Partners K/S ("CAP")         Boston Capital Ventures III, Limited
c/o Hambro America Biosciences              Partnership ("Boston Capital")
650 Madison Avenue                          45 School Street
New York, NY  10022                         Boston, MA  02108

Rovent II Limited Partnership
Advent Performance Materials Limited
Partnership
ADVENT ACT Limited Partnership
Advent International Investors II Limited
Partnership, (collectively "Advent")
101 Federal Street
Boston, MA  02110


         RE:     ILEX ONCOLOGY, INC.

Ladies and Gentlemen:

         As you are well aware, CTRC Research Foundation ("CTRC") is the holder of 4,873,100 shares of Series A Convertible Preferred Stock of Ilex Oncology, Inc. (the "Company") and the individuals listed below (collectively, the "Founders") are the holders in the aggregate of 2,080,000 shares of Common Stock of the Company. In connection with and in partial consideration for the investment by you or your affiliates in Series B Convertible Preferred Stock of the Company, CTRC and each of the Founders severally agree as follows:

         1. CTRC will direct its designees serving from time to time on the Board of Directors of the Company (the "Board") to, and each Founder serving from time to time on the Board shall, (i) approve the appointment and continuation by the Board of a three member Audit Committee, a three member Compensation Committee and a three member Relationships Committee and (ii) appoint to and maintain on the Audit Committee one Board designee of the Series B Convertible Preferred Stock (a "Series B Designee"), appoint to and maintain on the Relationships Committee one Series B Designee (who initially shall be Jason Fisherman), and appoint to and maintain on the Compensation Committee two Series B Designees (who shall initially be John Cassis and A. Dana Collow, Jr., respectively), provided however if any Series B Designee proposed to be appointed to or maintained on a Committee has committed malfeasance against the Company or is incapable to serve as a Committee member, CTRC or the Founder, as the case may be, shall inform you of that determination and shall not be obligated to direct its designees serving on the Board to support the appointment of such Series B Designee to such Committee, but you shall have an opportunity to designate another Series B Designee for such appointment.

         2. CTRC will direct its designees serving from time to time on the Board to, and each Founder serving from time to time on the Board shall, (i) reduce the number of directors on the Board to ten (10) persons on or before February 29, 1996, (ii) reduce the number of directors on the Board to nine (9) persons on or before June 30, 1996, and maintain thereafter a nine (9) person Board (provided that CTRC shall not be under any obligation to reduce the number of directors subject to election by CTRC and the other holders of the Company's Series A Preferred Stock below the number provided for in the Certificate of Designation,
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                 Preferences and Rights for the Company's Series A Preferred
                 Stock), and (iii) cooperate with the Series B Designees to select by September 15, 1996 a mutually acceptable senior executive with experience in the Company's business to serve as a director of the Company.

         3. CTRC agrees with you that, without the prior written consent of at least one of you, it will not consent to a termination pursuant to the termination provisions of that certain Preferred Stockholders' Sales Agreement executed and delivered by you. CTRC and certain other persons in connection with your purchase of Series B Convertible Preferred Stock.

         4. CTRC and the Founders each severally agrees (i) to vote all shares of Company capital stock owned by them and (ii) to use its or his reasonable efforts to cause the Company to take all such actions, as may be necessary from time to time, including, without limitation, the calling of meetings of stockholders, to bring into effect and maintain in effect the provisions of paragraphs 1 and 2 of this Agreement.

         5. Each of the undersigned agrees severally that this agreement shall bind its or his heirs, executors, administrators, legal representatives, successors and assigns and shall inure to the benefit of successors and assigns of CAP, Advent and Boston Capital, and agrees not to sell or otherwise transfer or convey ownership of or voting power over any of the shares of Company capital stock during the term of this agreement unless the transferee shall agree in writing to be bound by the provisions of this agreement.

         The agreements set forth in paragraphs 1, 2 and 4 above shall continue in full force and effect until the terms of that certain Stockholders' Agreement executed and delivered by you and certain other persons in connection with your purchase of Series B Convertible Preferred Stock is terminated in accordance with the terms thereof (as such terms exists as of the date hereof). The agreement set forth in paragraph 3 above shall continue in full force and effect until the Preferred Stockholders' Sales Agreement is terminated in accordance with the terms thereof (other than pursuant to a termination in violation of paragraph 3 above).



                                 Very truly yours,


                                 /s/ JEANETTE A. HAUCK
                                 --------------------------------------------

                                 Jeanette A. Hauck                           of
                                 --------------------------------------------
                                 CTRC Research Foundation


                                 /s/ DANIEL D. VON HOFF
                                 --------------------------------------------
                                 Daniel D. Von Hoff


                                 /s/ RICHARD L. LOVE
                                 --------------------------------------------
                                 Richard L. Love


                                 /s/ ALEXANDER L. WEIS, PH.D.
                                 --------------------------------------------
                                 Alexander L. Weis, Ph.D.


                                 /s/ CHARLES A. COLTMAN, M.D.
                                 --------------------------------------------
                                 Charles A. Coltman, M.D.






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         Except as otherwise prohibited by law, the Company agrees that it shall not permit any transfer of shares of its capital stock in violation of this Agreement. The Company agrees to use reasonable efforts to take all actions to bring into effect and maintain in effect the provisions of paragraphs 1 and 2 of this Agreement.



                                         ILEX ONCOLOGY, INC.




                                         /s/ RICHARD L. LOVE
                                         -------------------------------------
                                         Richard L. Love
                                         President






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